                                                                     Exhibit 4.1

                             FIRST AMENDMENT TO THE
                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN

In the exercise of the powers and authority conferred upon and reserved to Health Care and Retirement Corporation of America under and by virtue of Section
12.02 of the HCR Stock Purchase and Retirement Savings Plan, hereinafter called the "Plan," Health Care and Retirement Corporation of America hereby amends said Plan in the manner and to the extent set forth herein:

1.       Section 8.12(h) is added to the Plan to read as follows:

         (h) The non-vested portions of a Participant's CMC Contribution Account shall be 100% vested upon the death of the Participant.

2.       Section 14.09 of the Plan is amended to read as follows:

         "14.09 MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS.

                  This Plan may be merged or consolidated with, or its assets or liabilities transferred to any other plan provided each Participant would (if the plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated), or provided such alternative requirements as may be imposed by the Treasury Regulations under section 414(l) of the Code. Appendix B hereof (Merged Plan) lists the plans which have been merged into this Plan."

3. Appendix A. List of Covered Employers and Employees, attached hereto, has been revised as of April 1, 1996.

4. Appendix B, Merged Plans, attached hereto has been added to the Plan.

5. The amendment set forth in this Amendment shall be subject to a written favorable determination of the Internal Revenue Service and such further amendments as shall be necessary to maintain the continued qualification of the Plan under section 401 of the Internal Revenue Code and the continued tax exempt status of the Trust under section 501 of the Internal

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

Revenue Code. Upon receipt of such determination, such amendments shall be effective May 1, 1996.

6. The Plan, as amended, shall continue in full force and effect.

IN WITNESS WHEREOF, Health Care and Retirement Corporation of America has caused this First Amendment to the HCR Stock Purchase and Retirement Savings Plan to be executed by its duly authorized officers of this 10th day of May 1996.

                                         HEALTH CARE AND RETIREMENT CORPORATION
                                         OF AMERICA



                                         By: /s/ Paul A. Ormond
                                            -----------------------------
                                             President

ATTEST:

By: /s/ Wade B. O'Brian
   ---------------------------------------------
Wade B. O'Brian, Vice President, Human Resources


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


                                   APPENDIX A

                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN

                     LIST OF COVERED EMPLOYERS AND EMPLOYEES
                     ---------------------------------------


Employer                    Location/Company            Employees/Union             Benefit Status    Date
--------                    ----------------            ---------------             --------------    ----

Health Care and             All                          Non-Union                   #3, #6            Jan. 1, 1986
Retirement                  All                          Non-Union                   #1, #2, #5        Jan. 1, 1995
Corporation of              Heartland of Charleston      Service Employees                             Jan. 1, 1995
America                                                  International
                            Marina View Manor            Communication Workers                         Aug. 1, 1996
                                                         of America



Heartland                   Sylvania, OH                 Non-Union                  #7, #8            Jan. 1, 1993
Rehabilitation              Cherry Hill, NJ              Non-Union                  #7, #8            Apr. 1, 1995
Services, Inc.              Toledo, OH (Biomend)         Non-Union                  #7, #8            Apr. 1, 1995
                            Vineland, NJ (PTPA)          Non-Union                  #7, #8            Apr. 1, 1995
                            Perrysburg, OH
                            Lanoka Harbor, NJ            Non-Union                  #7, #8            Oct. 1, 1995
                            (Mid-Shore)                  Non-Union                  #7, #8            Apr. 1, 1996
                            Roanoke, VA                  Non-Union                  #7, #8            Apr. 1, 1996

Vision Management           Lima, Ohio                   Non-Union                  #9                Aug. 1, 1995
Services, Inc.

Nuvista Refractive          Cleveland, OH                Non-Union                  #9                Sep. 1, 1995
Surgery & Laser
Centers, Inc.

RVA Management              Toledo, OH                   Non-Union                  #9                Oct. 1, 1995
Services, Inc.

As of: May 1, 1996


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                                   APPENDIX B
                                   ----------

                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN

                                  MERGED PLANS
                                  ------------

SPONSORING EMPLOYER               NAME OF PLAN                      DATE MERGED
-------------------               ------------                      -----------

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